EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
THE SPECTRANETICS CORPORATION
SUBSIDIARIES
SPECTRANETICS INTERNATIONAL B.V.
Established January 1993, Incorporated June 1993
Jurisdiction: The Netherlands
SPECTRANETICS DEUTSCHLAND GMBH
Acquired May 2008
Jurisdiction: Germany